      As filed with the Securities and Exchange Commission on April 8, 1997
                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       FNB FINANCIAL SERVICES CORPORATION
             (Exact name of Registrant as specified in its charter)

        North Carolina                                   56-1382275
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                              202 South Main Street
                        Reidsville, North Carolina 27320
                                 (910) 342-3346
              (Address of Registrant's principal executive offices)

                           ---------------------------

                       FNB FINANCIAL SERVICES CORPORATION
                        OMNIBUS EQUITY COMPENSATION PLAN
                            (full title of the Plan)

                           ---------------------------

                           Ernest J. Sewell, President
                       FNB Financial Services Corporation
                              202 South Main Street
                        Reidsville, North Carolina 27320
                                 (910) 342-3346
                           (Name of agent for service)

                           ---------------------------

                  (Facing Page continued on the following page)

                          (Continuation of Facing Page)
                     ---------------------------------------


                                   Copies to:

C. Marcus Harris, Esq.                      Robert F. Albright
Poyner & Spruill, L.L.P.                    Senior Vice President
100 North Tryon Street, Suite 400           FNB Financial Services Corporation
Charlotte, North Carolina  28202-4010       202 South Main Street
(704) 342-5250                              Reidsville, North Carolina  27320
                                            (910) 342-3346

                     ---------------------------------------


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------

Title of              Amount            Proposed Maximum    Proposed Maximum       Amount
Shares to be          to be             Offering Price      Aggregate Offering     of Registration
Registered            Registered(1)     Per Unit(2)         Price(2)               Fee
----------------------------------------------------------------------------------------------------
Common Stock          150,000           $25.75              $3,862,500             $1,170.46
($1.00 par value)     shares
----------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional number of shares of Common Stock that may become issuable in the event of a stock dividend, split-up of shares, recapitalization, or other similar change in the Common Stock.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, upon the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market tier of The Nasdaq Stock Market on April 4, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

         This Registration Statement relates to the registration of One Hundred Fifty Thousand (150,000) shares of the $1.00 par value common stock ("Common Stock") of FNB Financial Services Corporation (the "Registrant") reserved for issuance under the FNB Financial Services Corporation Omnibus Equity Compensation Plan (the "Plan"). This Registration Statement also relates to an indeterminant number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of a reclassification, reorganization, recapitalization, stock split, stock dividend, or similar occurrence that makes an adjustment of shares just and appropriate. Documents containing the information specified in Part I of Form S-8 will be sent or given to participants under the Plan as specified by Rule 428(b)(1).

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         See response to Item 1 above.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996.

         (b) The Registrant's Current Reports, if any, on Form 8-KSB filed with the Commission since December 31, 1996.

         (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under the Exchange Act, including any other amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any information included or incorporated by reference in the Registrant's Annual Report on Form 10-KSB in response to Items 402(a)(7) or (h) of Regulation S-B of the Commission is not incorporated herein and is not part of this Registration Statement.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 55-8-50 through 55-8-58 of the General Statutes of North Carolina provide for indemnification of directors, officers, employees, and agents of a North Carolina corporation. Subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith; and (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Moreover, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. A director may also apply for court-ordered indemnification under certain circumstances.

         Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify or advance expenses to an officer, employee, or agent of a corporation to the same extent as to a director; and
(iii) a corporation may also indemnify or advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         In addition and separate and apart from the indemnification rights discussed above, the above-cited statutes further provide that a corporation may, in its articles of incorporation or bylaws, or by contract or resolution, indemnify or agree to indemnify any one of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification may also include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

         As permitted by the North Carolina statutory provisions explained above, Article 3 (last paragraph) of the Articles of Incorporation of the Registrant provide that the Board of Directors of the Registrant "shall have the authority to adopt resolutions approving the indemnification, to the fullest extent permitted by Chapter 55 of the North Carolina General Statutes, of any person made a party to any action or proceeding, whether civil, criminal or administrative, by reason of the fact that such person was serving as a director, officer, employee or agent of the corporation."

         As permitted by applicable statutes, the Registrant has purchased a standard directors' and officers' liability policy which will, subject to certain limitations, indemnify the Registrant and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacities as such.

         The indemnification provisions in the Articles of Incorporation and Bylaws of the Company, as amended, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.    Description                                        Reference
-----------    -----------                                        ---------
4.1            Excerpts from the Registrant's Articles of        Incorporated
               Incorporation and Bylaws relating to rights of    By Reference
               holders of the Registrant's capital stock
               (incorporated by reference to Exhibits 3 and 4
               of the Registrant's Form 10-K for the fiscal
               years ended December 31, 1988, 1991, and
               1992 and the Registrant's Form S-8 Registration
               Statement No. 33-33186 previously filed with
               the Commission).



4.2            FNB Financial Services Corporation Omnibus        Incorporated
               Equity Compensation Plan (incorporated by         By Reference
               reference to the identified Exhibit of the
               Registrant's Form 10-KSB for the fiscal year
               ended December 31, 1996 previously filed with
               the Commission).




5              Opinion of Poyner & Spruill, L.L.P.               Filed herewith

24.1           Consent of Poyner & Spruill, L.L.P.               Filed herewith
               (included in Exhibit 5).


24.2           Consent of Cherry, Bekaert & Holland.             Filed herewith

25             Power of Attorney from Certain Directors and      Filed herewith
               Officers of Registrant.






ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution.

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

         (2) For determining liability under the 1933 Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering thereof.

         (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

                        SIGNATURES AND POWER OF ATTORNEY

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reidsville, State of North Carolina, on the 8th day of April, 1997.

            FNB FINANCIAL SERVICES CORPORATION
            Registrant



            By: /s/ Ernest J. Sewell
                -------------------------------
                Ernest J. Sewell, President

         POWER OF ATTORNEY. Each person whose signature appears below appoints W.B. Apple, Jr., Ernest J. Sewell, and Robert F. Albright, or any one of them, as attorney-in-fact to execute in their respective names on their behalf individually, and in each capacity stated below, the Registration Statement and one or more amendments (including post-effective amendments) to the Registration Statement as the attorney-in-fact and to file any such Registration Statement and any amendment to the Registration Statement with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Capacity                          Date
---------                          --------                          ----

/s/ Ernest J. Sewell               President and Director        April 8, 1997
---------------------------------  (Principal Executive
Ernest J. Sewell                   Officer)


*
---------------------------------  Senior Vice President,        April 8, 1997
Robert F. Albright                 (Principal Financial &
                                   Accounting Officer)

*
---------------------------------  Director                      April 8, 1997
W. B. Apple, Jr.


*                                  Director                      April 8, 1997
---------------------------------
Charles A. Britt

*
---------------------------------  Director                      April 8, 1997
O. E. Green

*
---------------------------------  Director                      April 8, 1997
Joseph H. Kinnarney

*
---------------------------------  Director                      April 8, 1997
Phillip J. Lambeth

*
---------------------------------  Director                      April 8, 1997
Clifton G. Payne

*
---------------------------------  Director                      April 8, 1997
Elton H. Trent, Jr.

*
---------------------------------  Director                      April 8, 1997
Kenan C. Wright


By: /s/ Ernest J. Sewell                                         April 8, 1997
    ----------------------------
        Ernest J. Sewell
        Attorney-in-Fact

                                  EXHIBIT INDEX






                                                                   Sequentially
Exhibit No.    Description                                         Numbered Page
-----------    -----------                                         -------------

4.1            Excerpts from the Registrant's Articles of          Incorporated
               Incorporation and Bylaws relating to rights of      by Reference
               holders of the Registrant's capital stock
               (incorporated by reference to Exhibits 3 and 4
               of the Registrant's Form 10-K for the fiscal
               years ended December 31, 1988, 1991, and
               1992 and the Registrant's Form S-8 Registration
               Statement No. 33-33186 previously filed with
               the Commission).




4.2            FNB Financial Services Corporation Omnibus          Incorporated
               Equity Compensation Plan (incorporated by           by Reference
               reference to the identified Exhibit of the
               Registrant's Form 10-KSB for the fiscal year
               ended December 31, 1996 previously filed with
               the Commission).




5              Opinion of Poyner & Spruill, L.L.P.


24.1           Consent of Poyner & Spruill, L.L.P.                 Included in
               (included in Exhibit 5).                            Exhibit 5



24.2           Consent of Cherry, Bekaert & Holland.


25             Power of Attorney from Certain Directors and
               Officers of Registrant.

